UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON,  D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (date of earliest event reported): May 7, 2014

MURPHY USA INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-35914	46-2279221
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Peach Street, El Dorado, Arkansas		71730-5836
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (870) 875-7600

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

____________________________________________________________________________________

Item 5.07. Submission of Matters to a Vote of Security Holders

The following information is furnished pursuant to Item 5.07, “Submission of Matters to a Vote of Security Holders.”

On May 7, 2014, Murphy USA Inc. held its annual meeting of stockholders.  The Class I directors proposed by management were elected with a tabulation of votes to the nearest share as shown below.  The directors also had broker non-votes totaling 4,690,818.

	For	Withheld
Claiborne P. Deming	38,619,077	263,317
Thomas M. Gattle, Jr.	38,418,563	463,831
Jack T. Taylor	38,786,501	95,893

Regarding an advisory, non-binding vote on executive compensation, stockholders approved the compensation of the Company’s named executive officers with 37,647,513 shares voted in favor, 554,862 shares voted against, 680,019 votes abstained and 4,690,818 broker non-votes.

Shareholders voted for the frequency of stockholder approval of executive compensation via an advisory, non-binding vote with 35,003,972 shares voted for 1 year, 77,021 shares voted for 2 years, 3,113,111 shares voted for 3 years and 688,290 shares abstained.  There were also broker non-votes of 4,690,818.  Consistent with the results of the advisory shareholder vote, the Company will include a shareholder vote on the compensation of executives in its proxy materials on an annual basis.

The performance criteria for the 2013 Long-term Incentive plan, as amended and restated effective as of February 12, 2014, was approved by stockholders with 38,046,458 shares voted in favor, 734,919 shares voted against, 101,017 shares abstained and 4,690,818 broker non-votes.

The performance criteria for the 2013 Annual Incentive Plan, as amended and restated effective as of February 12, 2014, was approved by stockholders with 38,351,380 shares voted in favor, 430,054 shares voted against, 100,960 shares abstained and 4,690,818 broker non-votes.

Additionally, the earlier appointment by the Audit Committee of the Board of Directors of KPMG LLP as the Company’s independent registered public accounting firm for the 2014 fiscal year was approved by stockholders with 43,350,763 shares voted in favor, 190,847 shares voted against and 31,602 shares abstained.

Item 8.01 Other Events

The Company announced on May 7, 2014 that its Board of Directors has authorized a share repurchase program of up to $50 million of the Company's common stock.

The timing and number of shares repurchased under the program will be determined by management at its discretion, and will depend on a number of factors, including compliance with the terms of our outstanding indebtedness, general market and business conditions and applicable legal requirements. The share repurchase program is expected to be completed by December 31, 2014.  Murphy USA Inc. expects to utilize its existing cash balances to fund the repurchase program.

This Current Report on Form 8-K contains "forward looking statements" as defined in the Private Securities Litigation Reform Act of 1995, including regarding our share repurchase plan. Such statements are based on the current beliefs and expectations of management and are subject to significant risks and uncertainties. As such, no assurances can be given that these events will occur or that the projections will be attained. Factors that could cause actual results to differ include, but are not limited to, a deterioration in the business or prospects of the U.S. retail marketing business, adverse developments in the U.S. retail marketing business's markets or adverse developments in the U.S. or global capital markets, credit markets or economies generally, the volatility and level of crude oil, corn and other commodity prices, the volatility and level of gasoline prices, customer demand for our products, political and regulatory instability, and uncontrollable natural hazards. For further discussion of risk factors, see our most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and other filings with the Securities and Exchange Commission. We have no duty to publicly update or revise any forward-looking statements to reflect subsequent events or new information.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MURPHY USA INC.
Date:	May 9, 2014	By:	/s/ Donald R. Smith, Jr.
			Name:	Donald R. Smith, Jr.
			Title:	Vice President and Controller